UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2023

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKUO	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

On August 11, 2023, Oak Woods Acquisition Corporation, an exempted company incorporated in the Cayman Islands (“Oak Woods”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc. , a Cayman Islands corporation and a wholly owned subsidiary of Oak Woods (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands corporation (“Huajin”) and Xuehong Li , in his capacity as the representative of the Huajin shareholders (“Shareholders’ Representative” or otherwise hereinafter referred to as “Founder”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin (the “Merger”), with Huajin surviving the merger in accordance with the Companies Act (As Revised) of the Cayman Islands as a wholly- owned subsidiary of Oak Woods (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

Consideration

The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the shareholders of Huajin will be the issuance of such number of shares of Oak Woods Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”) as shall be determined by subtracting the “Closing Net Debt” of Huajin (as defined in the Merger Agreement) from the agreed valuation of $250,000,000, and dividing such difference by $10.00,  which represents the agreed valuation of one Class A Ordinary Share. At Closing, each holder of the ordinary shares of Huajin will receive, in exchange for the Huajin shares owned by such persons, shares of a Class A Ordinary Shares of Oak Woods in an amount equal to the product obtained by multiplying the number of ordinary shares of Huajin held by such shareholder by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement). Of the Class A Ordinary Shares to be issued by Oak Woods at Closing, the Indemnification Escrow Shares (as defined below) shall be delivered into escrow for indemnification claims, as described herein. All of the Class A Ordinary Shares of Oak Woods issued and outstanding at the completion of the merger shall be renamed and redesignated as the ordinary shares of Oak Woods.

The parties also agreed that immediately following the Closing, Oak Woods’s board of directors will consist of five directors, three of which will be designated by Oak Woods and two of which will be designated by Huajin. Within fifteen (15) days of the execution of the Merger Agreement, Huajin is expected to make a payment of a deposit in the sum of $330,000  to Oak Woods, a portion of which funds will be utilized to provide the deposit required to extend the time available to Oak Woods to complete a business combination.  The balance of such funds may be used by Oak Woods to fund expenses.

Shareholder Approval

Prior to the consummation of the Merger, the holders of a majority of Oak Woods’s Ordinary Shares attending a shareholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Merger Agreement (the “Shareholder Approval”). In connection with obtaining the Shareholder Approval, Oak Woods is required to call a special meeting of its Ordinary Shareholders and prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all shareholders entitled to vote at the meeting.

Huajin is a privately-held company and the holders of a majority of its issued and outstanding shares of Huajin Ordinary Shares have approved the transaction.

Representations and Warranties

In the Merger Agreement, Huajin, the Company Group and the Shareholders Representative (as defined in the Merger Agreement) makes certain representations and warranties (with certain exceptions set forth in the Huajin disclosure schedule to the Merger Agreement and finalized prior to Closing) relating to, among other things: (a) proper corporate organization of Huajin and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, Oak Woods makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; and (h) SEC filing requirements.

Covenants and Conduct Prior to Closing

The Merger Agreement contains customary covenants by the parties thereto, including, among other things, covenants with respect to the conduct of Oak Woods and Huajin during the period between execution of the Merger Agreement and the Closing. The covenants under the Merger Agreement include, among other things, the following: (i) that Huajin has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of Oak Woods; and (ii) Oak Woods has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of Huajin.

In addition, the parties agreed to take the following actions, among others, before the completion of the Merger:

(i) Huajin shall enter into new employment agreements with certain executive officers to be identified, including the Founder. Huajin shall also enter into restrictive covenant agreements with the Founder and certain other officers (the “Restricted Parties”), pursuant to which the Restricted Parties will agree to certain non-compete and non-solicit provisions; and

(ii) Huajin shall enter into lockup agreements with the Founder and certain of its existing security holders to restrict the ability of such persons to sell or transfer their newly acquired Oak Woods securities for a period of up to one year following the Closing.

The parties to the Merger Agreement have also agreed to cooperate and use their best efforts to consummate a PIPE Investment with certain investors effective with the Closing (the “PIPE Investment”).

Conditions to Closing

The Closing is subject to certain conditions, including, among other things, (a) approval by the shareholders of Oak Woods of the Business Combination, (b) approval of the listing of Oak Woods’s Ordinary Shares to be issued in connection with the Business Combination, (c) that Huajin shall have delivered to Oak Woods its audited financial statements for the two fiscal years ended December 31, 2022, (d) that Huajin shall have delivered to Oak Woods executed payoff letters for all indebtedness of Huajin that remain unpaid prior to Closing, (e) Huajin shall have entered into employment agreements with its executive officers, and (f) (g) Oak Woods shall have received written evidence of: (i) release of any and all liens with respect to any shares of its capital stock and (ii) termination of all shareholder agreements, voting agreements, rights of first refusal, put or similar rights, operating agreements and similar contracts or agreements between Huajin and any of its shareholders.

In addition, a condition to parties’ obligations to consummate the Merger include that as of the Closing, the amount of cash available in the trust account into which the proceeds from Oak Woods’s initial public offering has been deposited, before consummation of the PIPE Investment and after deducting the amount required to satisfy Oak Woods’s obligations to its shareholders (if any) that exercise their rights to redeem their shares of Ordinary Shares, but before payment or deduction of any costs and expenses incurred in connection with the Business Combination, shall be at least $5,000,000 million.

Indemnification

From and after the Closing, the Founder has agreed to indemnify and hold harmless Oak Woods against and in respect of specified actual and direct losses incurred or sustained by Oak Woods as a result of: (a) any breach of any of Huajin’s representations and warranties set forth in the Merger Agreement (as modified by the Huajin disclosure schedules to the Merger Agreement) and (b) any breach of any covenants or obligations of Huajin contained in the Merger Agreement to be performed prior to the Closing. An aggregate of 5%  of the Class A Ordinary Shares issuable to the Founder at the Closing shall be deposited into a third-party escrow account (the “Indemnification Escrow Shares”) to serve as Oak Woods’s exclusive security for the Founder’s obligation to indemnify Oak Woods under the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, the maximum liability of the Founder under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to the Escrow Share Value (defined as the value equal to $10.00 per share multiplied by the number of Indemnification Escrow Shares). Further, Oak Woods shall not be entitled to indemnification under the Merger Agreement unless and until the aggregate amount of losses to Oak Woods equals at least $200,000 (the “Basket”), at which time, subject to the other limitations set forth in the Merger Agreement, Oak Woods shall be entitled to indemnification for any losses above the Basket. The indemnification to which Oak Woods is entitled from the Escrow Participant pursuant to the Merger shall be effective so long as it is asserted prior to the expiration of the 12-month anniversary of the Closing date.

Termination

The Merger Agreement may be terminated prior to the Closing under certain circumstances, including, among others, (i) by either party in the event a governmental authority shall have issued an order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final and non-appealable, (ii) by Oak Woods, if Huajin shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing date, which has rendered the satisfaction of any of the closing conditions set forth in the Merger Agreement impossible; and such breach shall not be cured within thirty (30) days following receipt by Huajin of written notice of such breach; (iii) by Huajin, if Oak Woods shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing date, which has rendered the satisfaction of any of the closing conditions set forth in the Merger Agreement impossible; and such breach shall not be cured within thirty (30) days following receipt by Oak Woods of written notice of such breach; or (iv) by Oak Woods, if (A) there has been a material adverse effect on Huajin (or its subsidiaries) following the execution of the Merger Agreement, which is uncured and continuing or (B) if Oak Woods’s shareholders shall not have approved the Merger at a meeting of Oak Woods’s shareholders’ convened for such purpose.

The Merger Agreement further provides, that other than with respect to the failure of : (1) the SEC to provide to the Purchaser its notice of no further comments to the Proxy Statement, (2) Nasdaq to complete the review required for the Merger and to approve the listing; or (3) the Purchaser to take the actions to comply with the obligations as to extend the date by which Oak Woods is required to complete the Business Combination , in the event that (i) the Closing does not take place by March 23, 2024 (or a later date as may be extended by Oak Woods) due to any delay caused by or any reason directly attributable to Huajin or its subsidiaries, or (ii) there is a valid and effective termination of this Agreement by Oak Woods pursuant to Sections 12.2(a) or Section 12.3(a) of the Merger Agreement, then Huajin shall pay to Oak Woods a break-up fee in cash equal to Two Million U.S. Dollars ($2,000,000).

Transfer Restrictions and Registration Rights

The Merger Agreement contemplates that, at the Closing, the Huajin shareholders will enter into a Registration Rights Agreement with Oak Woods (the “Registration Rights Agreement”), pursuant to which Oak Woods will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain Class A Ordinary Shares issued as a result of the Business Combination that are held by the parties thereto from time to time.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Oak Woods, Huajin or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Oak Woods’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of Oak Woods to be issued in connection with the Business Combination and the PIPE Investment may not be registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act, Regulation S and/or Regulation D, promulgated thereunder.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Oak Woods intends to file a preliminary proxy statement. Oak Woods will mail a definitive proxy statement and other relevant documents to its shareholders. Oak Woods’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about Oak Woods, Huajin and the Business Combination. INVESTORS AND SECURITY HOLDERS OF OAK WOODS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT OAK WOODS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OAK WOODS, HUAJIN AND THE TRANSACTION. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to shareholders of Oak Woods as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Oak Woods Acquisition Corporation, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada, Attention: Chief Financial Officer, telephone: (+1) 403-561-7750.

Participants in the Solicitation

Oak Woods and its directors and executive officers may be deemed participants in the solicitation of proxies from Oak Woods’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Oak Woods is contained in Oak Woods’s form of Proxy filed with the SEC on March 24, 2023 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Oak Woods Acquisition Corporation, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada, Attention: Chief Financial Officer, telephone: (+1) 403-561-7750. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

Huajin and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Oak Woods in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Oak Woods and Huajin’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Oak Woods’s and Huajin’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Oak Woods’s and Huajin’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against Oak Woods or Huajin following the announcement of the Merger Agreement and the Business Combination; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Oak Woods or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain the listing of the Ordinary Shares of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Huajin may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the combined company’s business; and (12) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the Business Combination, including those under “Risk Factors” therein, and in Oak Woods’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Oak Woods considers immaterial or which are unknown. Oak Woods cautions that the foregoing list of factors is not exclusive. Oak Woods cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Oak Woods does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description

2.1	Merger Agreement and Plan of Reorganization by and among Huajin (China) Holdings Limited, Xuehong Li, as Representative of the Shareholders of the Company, Oak Woods Acquisition Corporation and Oak Woods Merger Sub, Inc., dated August 11, 2023*.

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the SEC.

**	Furnished but not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK WOODS ACQUISITION CORPORATION

	By:	/s/ Lixin Zheng
		Name:	Lixin Zheng
		Title:	Chief Executive Officer

Dated: August 11, 2023